Exhibit 99.1

BLINK CHARGING ANNOUNCES FOURTH QUARTER AND YEAR END 2021 RESULTS

●	Record revenues in Q4 2021, up 224% over prior year period and an increase of 24% sequentially compared to Q3 2021
●	Full year 2021 revenue grew 236% to $20.9 million compared to full-year 2020 revenue of $6.2 million
●	Q4 2021 service revenues increased 471% year over year (1)
●	3,733 charging stations contracted or sold in Q4 2021, an increase of 253% compared to Q4 2020

Miami Beach, FL, March 10, 2022 — Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the fourth quarter and year ended December 31, 2021.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Product Sales	$5,718	$1,823	$15,480	$4,432
Service Revenues (1)	1,813	489	4,414	1,286
Other Revenues	419	142	1,046	513
Total Revenues	$7,950	$2,454	$20,940	$6,231

(1) Service Revenues consist of charging service revenues, network fees, and ride-sharing service revenues.

“Blink closed 2021 with record fourth quarter and full year revenue, driven by strong product sales and service revenues,” commented Michael D. Farkas, Blink’s Chairman and Chief Executive Officer. “We have seen strong momentum throughout the year, which reflects not only the growing market recognition for our EV charging technology, but also the increasing commitment from the business community as well as state and federal entities, to promote the establishment of reliable, convenient EV infrastructure nationwide.

“The foundation of our business model is our ability to provide state-of-the art charging solutions, ideally in high-density areas. In an industry where our peers primarily offer either equipment sales or networking, Blink is positioned as a vertically integrated charging provider, with proven success in the development of cutting-edge charging technology and innovative equipment, as well as providing a robust charging network that operates not just our hardware, but also hardware manufactured by others. While we offer a flexible portfolio of charging solutions designed to best meet the needs of our customers, we focus on our owner-operator model, in which we identify the best technology for a location, install and maintain the charging equipment, and benefit from its ongoing utilization. Our exclusive, long-term contracts also enable us to continuously evaluate usage levels and add chargers when needed. We believe our holistic approach to full-service charging, along with our ability to customize our contracts dependent on customer needs, is a competitive advantage as we expand our footprint in the marketplace.

“We have continued to make tremendous progress establishing multi-year partnerships structured with the goal of securing additional deployments and increased revenue generation. With our Blue Corner acquisition and establishment of our Amsterdam-based subsidiary, we are significantly expanding our capabilities and presence in Europe and we are likewise focused on continuing to grow our network in Latin America. Of note, in North America, we recently announced an agreement with General Motors to deploy chargers at dealerships in the U.S. and Canada, as well as a partnership with Bridgestone Retail Operations to deploy Blink chargers at a select group of their Firestone Complete Auto Care and Wheel Works service centers. Our ability to develop innovative technology has always been integral to our success and, in early January, we launched seven new products offering next-generation EV charging technology across the EV ecosystem, including home, fleet, multifamily, and retail. We believe our new products illustrate our innovative excellence and leadership role at the forefront of EV technology, and also further enhance our vertical integration capabilities. With our new and existing portfolio of products, we believe Blink is ideally positioned to capitalize on the growing market demand for EV charging as the transition to EVs progresses.

“As we move through 2022, we are excited about the opportunities we’re seeing to bring our industry-leading charging technology to a broader audience, both in the U.S. and internationally. With more than a decade of proven success in the EV charging industry, we look forward to growing our leadership role in the development of robust and consistent EV charging infrastructure,” Mr. Farkas concluded.

Financial Results

Revenues

Total Revenues for the fourth quarter of 2021 were $7.9 million, an increase of $5.5 million or 224% compared to the fourth quarter of 2020.

Product Sales were $5.7 million in the fourth quarter of 2021, up $3.9 million or 214% from the same period in 2020 primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers, as well as revenues generated through the Blue Corner acquisition in 2021.

Service Revenues, which consist of charging service revenues, network fees, and ride-sharing service revenues were $1.8 million in the fourth quarter of 2021, up $1.3 million or 271% from the fourth quarter of 2020 primarily driven by greater utilization of chargers, an increased number of chargers on the Blink network, revenues associated with the Blink Mobility ride-sharing service program, and revenues from the Blue Corner acquisition in 2021.

Other Revenues, which are comprised of warranty fees, grants and rebates, and other revenues, were $0.4 million in the fourth quarter of 2021, up $0.3 million or 195% from the fourth quarter of 2020.

Net Loss and Loss Per Share

Net Loss for the fourth quarter of 2021 was $19.0 million, or $0.45 per share, compared to a Net Loss of $7.9 million, or $0.24 per share in the fourth quarter of 2020.

Adjusted EBITDA (2)

Adjusted EBITDA for the fourth quarter of 2021 was a loss of $9.1 million compared to an Adjusted EBITDA loss of $7.1 million in the prior year period. Adjusted EBITDA as a percentage of revenues for the fourth quarter of 2021 improved 16 basis points compared to the third quarter of 2021 and 174 basis points compared to the fourth quarter of 2020.

Balance Sheet and Cash Flow

As of December 31, 2021, Cash and Marketable Securities totaled $174.8 million.

(2) Adjusted EBITDA (defined as earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization, and stock-based compensation) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Recent Highlights

●	Agreement with General Motors to deploy IQ 200 Level 2 chargers at select dealerships across the United States and Canada, working with leading facility solutions provider ABM

●	Agreement with Bridgestone Retail Operations for the deployment of Blink IQ 200 charging stations at select Firestone Complete Auto Care and Wheel Works tire and automotive service centers throughout the United States

●	Launched seven new charging products offering next-generation EV charging technology across the EV ecosystem, including home, fleet, multifamily, and retail; certain products include vehicle-to-grid technology

●	Entered into an expanded master development and production agreement with SG Blocks, a leading designer, innovator and fabricator of modular structures, for the deployment of Blink charging stations at all SGB properties

●	Awarded grant funds from Michigan Consumers Energy and the Michigan Department of Environments, Great Lakes and Energy for the installation of DC fast charging stations across the state of Michigan

●	Opened a new office in Noida, India, adjacent to New Delhi, to expand the Company’s capacity to develop and innovate new software capabilities

●	Appointed accomplished transportation executive Amy Dobrikova as Vice President of Fleet Solutions to lead the Company’s go-to-market strategy to expand its product line and services to further penetrate public and private fleets

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss the fourth quarter and year end 2021 results today, March 10, 2022 at 4:30 PM Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com , and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/44622

To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016. Callers should use access code: 335642.

A replay of the teleconference will be available until April 9, 2022 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 44622.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 30,000 charging ports across 13 countries, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink’s principal line of products and services include its Blink EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

jnesbett@institutionalms.com

Blink Media Contact

PR@BlinkCharging.com

Blink Charging Co. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Full Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Product sales	$5,718	$1,823	$15,480	$4,432
Charging service revenue - company-owned charging stations	1,302	203	2,978	773
Network fees	246	118	667	345
Warranty	101	99	220	129
Grant and rebate	120	11	400	22
Ride-sharing services	265	168	769	168
Other	198	32	426	362
Total Revenues	7,950	2,454	20,940	6,231

Cost of revenues:
Cost of product sales	4,555	1,433	11,670	2,860
Cost of charging services – company-owned charging stations	397	(15)	707	171
Host provider fees	544	115	1,386	265
Network costs	147	52	454	516
Warranty and repairs and maintenance	149	94	892	331
Ride-sharing services	366	226	1,458	226
Depreciation and amortization	413	121	1,531	345
Total Cost of Revenues	6,571	2,026	18,098	4,714
Gross Profit	1,379	428	2,842	1,517
Operating expenses:
Compensation	12,726	5,754	38,389	12,718
General and administrative expenses	3,406	1,587	10,516	4,047
Other operating expenses	4,360	947	9,606	2,566
Total Operating Expenses	20,492	8,288	58,511	19,331
Loss from operations	(19,113)	(7,860)	(55,669)	(17,814)
Other (Expense) Income:
Interest (expense) income	3	(2)	9	16
Dividend and interest income	132	—	294	—
Foreign transaction loss	(124)	-	-	-
Gain on forgiveness of PPP loan	477	—	856	—
Gain on settlement of accounts payable, net	—	(1)	—	22
Change in fair value of derivative and other accrued liabilities	9	(105)	69	(173)
Other (expense) income, net	(482)	27	(554)	103
Total Other Income (Expense)	139	(81)	(550)	(32)
Net loss	(18,974)	(7,941)	(55,119)	(17,846)
Net Loss Per Share:
Basic	$(0.45)	$(0.12)	$(1.32)	$(0.59)
Diluted	$(0.45)	$(0.12)	$(1.32)	$(0.59)
Weighted Average Number of Common Shares Outstanding:
Basic	42,276,643	33,577,425	41,905,340	30,045,095
Diluted	42,276,643	33,577,425	41,905,340	30,045,095

Blink Charging Co. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except for share amounts)

	December 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash	$174,795	$22,342
Accounts receivable and other receivables, net	6,346	348
Inventory, net	10,369	1,816
Prepaid expenses and other current assets	1,020	1,219
Total current assets	192,530	25,725
Restricted cash	81	76
Property and equipment, net	14,563	5,636
Operating lease right-of-use asset	1,664	616
Intangible assets, net	3,455	46
Goodwill	19,390	1,501
Other assets	230	388
Total assets	$231,913	$33,988
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,134	$3,359
Accrued expenses and other current liabilities	5,678	1,329
Current portion of notes payable	10	574
Current portion of operating lease liabilities	547	404
Current portion of deferred revenue	2,858	479
Total current liabilities	16,227	6,145
Operating lease liabilities, non-current portion	1,531	285
Other liabilities	193	90
Notes payable, non-current portion	—	297
Deferred revenue, non-current portion	128	7
Total liabilities	18,079	6,824
Series B Convertible Preferred Stock, 10,000 shares designated, 0 issued and outstanding as of December 31, 2021 and 2020	—	—
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized;
Series A Convertible Preferred Stock, 20,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2021 and 2020	—	—
Series C Convertible Preferred Stock, 250,000 shares designated, 0 shares issued and outstanding as of December 31, 2021 and 2020	—	—
Series D Convertible Preferred Stock, 13,000 shares designated, 0 shares issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 42,423,514 and 35,951,097 shares issued and outstanding as of December 31, 2021 and 2020, respectively	42	36
Additional paid-in capital	458,046	214,479
Accumulated other comprehensive loss	(1,784)	—
Accumulated deficit	(242,470)	(187,351)
Total stockholders’ equity	213,834	27,164
Total liabilities and stockholders’ equity	$231,913	$33,988

Blink Charging Co.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Full Year Ended December 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(55,119)	$(17,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,731	680
Non-cash lease expense	1,246	-
Dividend and interest income	(62)	—
Change in fair value of derivative and other accrued liabilities	69	(173)
Provision for bad debt	908	270
Loss on disposal of fixed assets	156	279
Provision for slow moving and obsolete inventory	(187)	(392)
Gain on settlement of debt	(856)	—
Gain on settlement of accounts payable, net	—	(22)
Stock-based compensation:
Common stock	4,391	233
Options	14,717	715
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(5,212)	(336)
Inventory	(9,227)	(1,247)
Prepaid expenses and other current assets	710	(581)
Other assets	262	(226)
Accounts payable and accrued expenses	3,723	842
Other liabilities	103	—
Lease liabilities	(1,021)	(184)
Deferred revenue	2,098	(82)
Total adjustments	14,549	(224)
Net Cash Used in Operating Activities	(40,570)	(18,070)
Cash Flows from Investing Activities:
Proceeds from sale of marketable securities	6,804	2,774
Purchase of marketable securities	(7,209)	—
Capitalization of engineering costs paid	(237)	—
Purchase consideration of Blue Corner, net of cash acquired of $243	(22,742)	—
Cash acquired in the purchase of BlueLA Carsharing, LLC	—	3
Cash acquired in the purchase of U-Go Stations, Inc.	—	30
Purchases of property and equipment	(7,065)	(2,547)
Net Cash (Used In) Provided by Investing Activities	(30,449)	260
Cash Flows from Financing Activities:
Proceeds from sale of common stock in public offering	221,333	19,175
Proceeds from issuance of notes payable	—	856
Repayment of notes payable	—	(165)
Proceeds from exercise of options and warrants	2,000	16,265
Payment of financing liability in connection with internal use software	(62)	(72)
Net Cash Provided by Financing Activities	223,271	36,059

Effect of Exchange Rate Changes on Cash	206)	—
Net Increase in Cash	152,458	18,249
Cash and Restricted Cash - Beginning of Period	22,418	4,169
Cash and Restricted Cash - End of Period	$174,876	$22,418
Cash and restricted cash consisted of the following:
Cash	$174,795	$22,342
Restricted cash	81	76
	$174,876	$22,418

Non-GAAP Financial Measures

The following table reconciles Net Loss Attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	Q4	Q3	Q4
(In thousands and unaudited)	2021	2021	2020
Net loss attributable to Blink Charging Co.	$(18,974)	$(15,321)	$(7,941)

Interest expense, net	(3)	3	2
Depreciation and amortization	1,045	706	380
EBITDA	$(17,932)	$(14,612)	$(7,559)

Stock-based compensation	8,800	6,224	468
Adjusted EBITDA	$(9,132)	$(8,388)	$(7,091)
Adjusted EBITDA as a percentage of revenues	(115%)	$(131%)	$(288%)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, and depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.